                       LAW OFFICE OF GREGORY BARTKO, P.C.
                                 3474 LENOX ROAD
                                    SUITE 400
                             ATLANTA, GEORGIA  30326
                                  (LETTERHEAD)

January 30, 2003

Office of Small Business Policy Division of Corporation Finance United States
Securities and Exchange Commission 450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Opinion of Counsel/SB-2 Registration Statement For 18,247,626 Shares Common
Stock, Par Value $.001 Per Share

Ladies and Gentlemen:

We have acted as securities counsel for Material Technologies, Inc., a Delaware corporation (the "Registrant"), in connection with the execution and delivery of a registration statement on Form SB-2 (the "Registration Statement"), filed pursuant to the Securities Act of 1933 on behalf of the Registrant and certain
Selling Shareholders.  The undersigned counsel currently is the beneficial owner of 100,000 shares of the Registrant's Class A Preferred Stock, par value $.001 per share, which stock is immediately convertible, at the holder's election, into 200,000 shares of the Registrant's Class A Common Stock.

In connection with this matter, we have examined the originals or copies certified or otherwise identified to my satisfaction of the following: (a)
Articles of Incorporation of the Registrant, as amended to date; (b) By-laws of the Registrant, as amended to date; (c) certificate from the Secretary of State of the State of Delaware, dated as of a recent date, stating that the Registrant is duly incorporated and in good standing in its state of incorporation; (d)
certificate from the Secretary of State of the State of Delaware, dated as of a recent date, stating that the Registrant is duly qualified to do business and is in good standing in its state of incorporation and has filed all required reports and paid all taxes due; (e) executed copy of the Registration Statement;
In addition to the foregoing, we have also relied as to matters of fact upon the representations made by the Registrant in compliance with due diligence requirements submitted by my office and related certificates and upon representations made by the Registrant.

Based upon and in reliance upon the foregoing, and after examination of such corporate and other records, certificates and other documents and such matters of law as we have deemed applicable or relevant to this opinion, it is our opinion that:

1. The Registrant has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties and conduct its businesses; the Registrant is duly qualified as a foreign corporation and is in good standing in each other jurisdiction in which the ownership or leasing of property requires such qualification (except for those jurisdictions in which the only material consequence of a failure to be so qualified, other than potential penalties not individually or in the aggregate material to the
Registrant taken as a whole, is that actions may not be brought in the courts of such jurisdictions by the Registrant until its failure to so qualify, if required, has been cured);

2. The authorized capital stock of the Registrant consists of 200,000,000 shares of Class A Common Stock, $.001 par value, of which there are outstanding
97,719,335 shares at December, 2002;  300,000 shares of Class B Common Stock,
$.001 par value, of which there are outstanding 300,000 shares at December 31,
2002; and 50,000,000 shares of Class B Preferred Stock, $.001 par value, of which there are outstanding 337,471 shares at December 31, 2002.  Proper corporate proceedings have been taken validly to authorize such authorized capital stock; all the outstanding shares of such capital stock (including the shares that are included in the Registration Statement) have been duly and validly issued and are fully paid and non-assessable; the shareholders of the
Registrant have no preemptive rights with respect to the Common Stock of the
Registrant;

3. The Registrant timely files reports and is current with respect to all reports required to be filed on behalf of the Registrant, pursuant to Section
12, 13 and/or 15 of the Securities Exchange Act of 1934 (the "Exchange Act")
and, to the best of my knowledge, no stop order suspending the effectiveness of any registration statement, Exchange Act filing, or suspending or preventing trading on the Over-the-Counter ("OTC") Bulletin Board is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the NASD;

4. The Registrant's reports (except as to the financial statements contained therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Exchange Act and with the rules and regulations of the Securities and Exchange Commission there under;

United States Securities and Exchange Commission 450 Fifth Street, N.W.
Washington, D.C. 20549

January 30, 2003

5. On the basis of information developed and made available to us, the accuracy or completeness of which has not been independently verified by us, we have no reason to believe that the Registration Statement or the Exchange Act reports
(except as to the financial statements contained therein, as to which we express no opinion) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

6. The information required to be set forth in the Registration Statement is, to the best of our knowledge, accurately and adequately set forth therein in all material respects or no response is required with respect to such items, and, to the best of my knowledge, the description of the Registrant's plans and agreements granted there under accurately and fairly represents the information required to be shown with respect to said plans, agreements, and reports by the
Exchange Act and the rules and regulations of the Securities and Exchange
Commission there under;

7. The terms and provisions of the capital stock of the Registrant conform to the description thereof contained in all filed reports under the caption
"Description of Common Stock" and have been reviewed by me and insofar as such statements constitute a summary of the law or documents referred to therein, are correct in all material respects, and the forms of certificates evidencing the
Common Stock comply with the Delaware law;

8. The descriptions in the filed reports and Registration Statement of material contracts and other material documents are fair and accurate in all material respects; and we do not know of any contracts, leases, licenses, documents, statutes or legal proceedings, pending or threatened, which in our opinion is of a character required to be described in the filed reports and Registration
Statement or to be filed as exhibits to the reports or Registration Statement, which are not described and filed as required;

9. To the best of our knowledge and belief after due inquiry, there are no holders of Common Stock or other securities of the Registrant having registration rights with respect to such securities on account of the filing of a registration statement who have not effectively waived such rights; and

10. No consent, approval, authorization, or order of any court or governmental agency or body is required for the consummation by the Registrant of the transactions on its part contemplated by the Registration Statement, except such as have been obtained under the Exchange Act and such as may be required under state or other securities or blue sky laws in connection with the distribution of the Shares to the Selling Shareholders.

In addition, we have participated in conferences with representatives and accountants of the Registrant at which the contents of the Registration
Statement were discussed. Although we have not verified the accuracy or completeness of the statements contained in the Registration Statement (other than the caption "Description of Common Stock"), we advise you that on the basis of foregoing, we have no reason to believe that the Registration Statement, as of the effective date, contained any untrue statements of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except in each such case for the financial statements or other financial data contained in the Registration
Statement as to which we are not called upon to and do not express any opinion).
This letter is furnished to you for filing purposes on behalf of the Registrant, and our consent is hereby given for the Registrant to attach this opinion to the
Registration Statement as Exhibit 5.0 thereto.

Sincerely,

/s/ Gregory Bartko

Gregory Bartko, Esq.
GAB/nmn
Cc: Robert M. Bernstein, CEO